Exhibit 10.3

AMENDMENT NO. 2 TO SPONSOR LOCK-UP AND SUPPORT AGREEMENT

This AMENDMENT NO. 2 TO SPONSOR LOCK-UP AND SUPPORT AGREEMENT (this “Amendment”) is made and entered into as of December 3, 2024 by and among Blue Ocean Acquisition Corp, a Cayman Islands exempted company (“SPAC”), TNL Mediagene, a Cayman Islands exempted company, formerly known as The News Lens Co., Ltd. (the “Company”), and Blue Ocean Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”). Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement (as defined below).

WHEREAS, the Company, TNLMG, a Cayman Islands exempted company and wholly owned subsidiary of the Company, formerly known as TNL Mediagene, and SPAC entered into that certain Agreement and Plan of Merger, dated as of June 6, 2023 (as amended on May 29, 2024 and as may be amended and modified from time to time, the “BCA”);

WHEREAS, in connection with the BCA, Sponsor, Apollo SPAC Fund I, L.P., a fund managed by affiliates of Apollo Global Management, Inc. (“Apollo”), certain members of SPAC’s board of directors, management team and/or advisory board (each, an “Insider” and collectively, the “Insiders”) and other persons party thereto (the “Other Investors”) entered into that certain Amended and Restated Letter Agreement, dated as of June 6, 2023, as amended by that certain Amendment No. 1 to the Amended and Restated Letter Agreement dated as of October 23, 2024 (as may be amended and modified from time to time, the “Agreement”);

WHEREAS, Sponsor, SPAC and the Company (the “Parties”) desire to amend the Agreement as set forth below;

WHEREAS, Paragraph 12 of the Agreement provides that, when none of Apollo, the Insiders or the Other Investors is the subject of any change, amendment, modification or waiver in respect of the Agreement, the Agreement may be amended or modified in whole or in part, by an agreement in writing executed by each of Sponsor and the Company in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, each of the Parties has approved the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each of the Parties agrees as follows:

1. Amendments to the Agreement.

1.1 Amendment to Paragraph 7. The first sentence of paragraph 7(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) By virtue of and as part of the agreed consideration for the exchange of Founder Shares and Private Placement Warrants pursuant to the Merger and without any further action on the part of any party hereto or any other person, Sponsor shall forfeit at Closing (i) 2,208,859 Founder Shares and (ii) 50% of the Private Placement Warrants held by Sponsor immediately prior to the Closing (provided that Sponsor has agreed to make available a number of the Private Placement Warrants to be specified by the Company for the benefit of shareholders of the former Mediagene Inc. in order to rebalance their respective relative equity interest with those of shareholders of The News Lens Co., Ltd., the predecessor to TNL Mediagene prior to its merger with Mediagene Inc., which such Private Placement Warrants shall, for the purposes of this provision, be deemed to not be held by Sponsor immediately prior to the Closing); provided that, the number of Founder Shares and Private Placement Warrants to be forfeited by Sponsor pursuant to this clause (b) shall be adjusted by (x) multiplying (A) each of the 2,208,859 Founder Shares and the number of Private Placement Warrants equal to 50% of Private Placement Warrants held by Sponsor immediately prior to Closing pursuant to subclause (ii) by (B) the Forfeiture Ratio and (y) subtracting 150,000 Founder Shares from the result of subpart (x) of this sentence, the result of which, for the avoidance of doubt, shall be 2,017,332 forfeited Founder Shares.”

2. Miscellaneous.

2.1 No Further Amendment. The Parties hereto agree that all other provisions of the Agreement shall, subject to the amendments set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Agreement.

2.2 Representations and Warranties.

Each of the Parties hereby represents and warrants, solely with respect to itself and no other Party, to each other Party that:

(a) Such Party has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by such Party of this Amendment have been duly and validly authorized by its members or board of directors, as applicable, and no other corporate, limited liability company or other action on the part of such Party is necessary to authorize the execution and delivery by such Party of this Amendment.

(b) This Amendment has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery by each other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

2.3 References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to June 6, 2023, and references to the date of this Amendment and “as of the date of this Amendment” shall refer to December 3, 2024.

2.4 Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby and any reference to the Transactions shall be deemed a reference to the Transactions as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

2.5 Other Miscellaneous Terms. The provisions of Paragraphs 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 23, 24, and 25 of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as amended by this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

BLUE OCEAN SPONSOR LLC

By:
Name:
Title:

BLUE OCEAN ACQUISITION CORP

By:
Name:
Title:

TNL MEDIAGENE

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Sponsor Lock-Up and Support Agreement]

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